                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ---------------------

                          BlueFire Ethanol Fuels, Inc.
             (Exact name of registrant as specified in its charter)

                              ---------------------

            NEVADA                                               20-4590982
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)

         31 MUSICK, IRVINE, CALIFORNIA                             92618
        (Address of principal executive offices)                 (Zip Code)


                2006 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN
                            (Full title of the Plan)

                       CORPORATION TRUST COMPANY OF NEVADA
                     6100 NEIL ROAD, STE 500, RENO, NV 89511
                     (Name and address of agent for service)

                                 (775) 688-3061
          (Telephone number, including area code, of agent for service)

                                    CALCULATION OF REGISTRATION FEE
========================================================================================================
Title of Securities       Amount to be        Proposed Maximum     Proposed Maximum        Amount of
to be Registered (1)      Registered (2)     Offering Price per   Aggregate Offering    Registration Fee
                                                Share (3)             Price (4)
--------------------------------------------------------------------------------------------------------
Common Stock,
$0.001 Par Value          10,000,000             $3.25              $32,500,000           $998
========================================================================================================
         (1) The securities to be registered include options to acquire Common
Stock and consist of 10,000,000 shares of common stock issuable under the
Company's Amended and Restated 2006 Incentive and Nonstatutory Stock Option
Plan.

         (2) Pursuant to Rule 416(a) of the Securities Act of 1933 ("Securities
Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

         (3) The maximum exercise price is based on the average of the high and the low selling prices for the Company's common stock (BFRE.OB) as reported on the OTC Bulletin Board on December 13, 2007 pursuant to Rule 457(c).

         (4) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(c) and 457(h).

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                                TABLE OF CONTENTS
                                -----------------

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Item 1. Plan Information

         Item 2. Registrant Information and Employee Plan Annual Information.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference

         Item 4.  Description of Securities

         Item 5.  Interests of Named Experts and Counsel

         Item 6.  Indemnification of Directors and Officers

         Item 7.  Exemption From Registration Claimed

         Item 8.  Exhibits

         Item 9.  Undertakings

SIGNATURES

EXHIBIT INDEX

EXHIBIT 5

EXHIBIT 23.2




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                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 & 2. The documents containing the information for BlueFire Ethanol Fuels, Inc.'s ("Company" or "Corporation") Amended and Restated 2006 Incentive and Nonstatutory Stock Option Plan (the "Plan") specified by Part I of this registration statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as a part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Such documents and the information incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus for the registration statement.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Company incorporates the following documents by reference in the registration statement:

         (a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.
         (b) Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30, and September 30, 2007.
         (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.
         (d) The description of the Company's common stock contained in the Company's Registration Statement on Form 10-SB, as amended April 18, 2007.

All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

Item 4.  Description of Securities.

The class of securities to be offered is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Officers and Directors

The Company's Bylaws provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally for any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

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The Company's Articles of Incorporation further provides the following indemnifications:

            (a) a director of the Company shall not be personally liable to the Corporation or to its shareholders for damages for breach of fiduciary duty as a director of the Corporation or to its shareholders for damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) acts revolving around any unlawful distribution or contribution; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If Nevada Law is hereafter amended to eliminate or limit further liability of a director, then, in addition to the elimination and limitation of liability provided by the foregoing, the liability of each director shall be eliminated or limited to the fullest extent permitted under the provisions of Nevada Law as so amended. Any repeal or modification of the indemnification provided in these Articles shall not adversely affect any right or protection of a director of the Corporation under these Articles, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this limitation of liability, prior to such repeal or modification.

            (b) the Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including, but not limited to attorney's fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as a director, officer, employee, fiduciary, or agent and that person's estate and personal representative to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

         5. Opinion of Scott D. Olson, Esq., consent included, relating to the issuance of the securities pursuant to the Plan

         10.1 Amended and Restated 2006 Incentive and Nonstatutory Stock Option Plan, dated December 13, 2006, filed herewith.

         23.1 Consent of Scott D. Olson, Esq. (contained in their opinion set forth as Exhibit 5)

         23.2 Consent of McKennon, Wilson & Morgan LLP

Item 9.  Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

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         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or election of a managing underwriter.

PROVIDED, HOWEVER, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Irvine, County of Orange, State of California, on the 17th day of December, 2007.

                                  BlueFire Ethanol Fuels, Inc.

                                  By: /s/ Arnold Klann
                                  -------------------------------------
                                  Arnold Klann, President and CEO
                                  (Principal Executive Officer)

                                  By: /s/ Christopher Scott
                                  --------------------------------------------
                                  Christopher Scott, Chief Financial Officer
                                  (Principal Financial and Accounting Officer)


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Date:  December 17, 2007           By: /s/ Arnold Klann
                                      ------------------------------------------
                                      Arnold Klann, President, CEO, Director


Date:  December 17, 2007           By: /s/ Necitas Sumait
                                      ------------------------------------------
                                      Necitas Sumait, Director

Date:  December 17, 2007           By: /s/ Joseph Emas
                                      ------------------------------------------
                                      Joseph Emas, Director

Date:  December 17, 2007           By: /s/ Chris Nichols
                                      ------------------------------------------
                                      Chris Nichols, Director

Date:  December 17, 2007           By: /s/ Victor Doolan
                                      ------------------------------------------
                                      Victor Doolan, Director


                                       6
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Exhibit Index
-----------------

         5.1 Opinion of Scott D. Olson, Esq., consent included, relating to the issuance of the securities pursuant to the Plan

         10.1 Amended and Restated 2006 Incentive and Nonstatutory Stock Option Plan, dated December 13, 2006, filed herewith.

         23.1 Consent of Scott D. Olson, Esq. (contained in his opinion set forth as Exhibit 5.1)

         23.2 Consent of McKennon, Wilson & Morgan LLP


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